UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2011

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, Crown Media Holdings, Inc. (the “Company”) appointed Andrew Rooke, age 48, as Executive Vice President and Chief Financial Officer of the Company, effective March 7, 2011.

The Company and Mr. Rooke entered into an employment agreement on February 28, 2011, which has a term through December 31, 2012 (the “Employment Agreement”).  The Employment Agreement provides for an annual base salary of $410,000 and such salary will be considered for an adjustment in March of each year commencing in 2012 and during any extension of the Employment Agreement beyond 2012.

In addition to the salary, Mr. Rooke will be eligible to receive an annual performance bonus (pro rated for 2011) based on achievement of criteria established by the Company’s Compensation Committee at a target rate of 25% of his annual salary.  Mr. Rooke will also be granted a long term incentive award pursuant to the Company’s 2000 Long Term Incentive Plan at a target of 45% of his annual salary (pro rated for 2011).  Of this award, 50% will be an Employment Award and 50% will be a Performance Award.  The Employment Award will vest on August 31, 2013, subject to earlier pro rata settlement as provided in Mr. Rooke’s long term incentive compensation agreement with the Company (the “LTI Agreement”).  The Performance Award will be eligible to vest on December 31, 2013 in accordance with the Company performance criteria set forth in the LTI Agreement concerning adjusted EBITDA and cash flow, subject to earlier pro rata settlement as provided in such agreement.  Potential payouts under the Performance Award depend on achieving 90% or higher of a target threshold and range from 0% to 150% of the target award.  An early pro rata settlement is provided in the case of involuntary termination of employment without cause on or after January 1, 2012, death or disability.  The Compensation Committee of the Company also has the ability to increase or decrease the payout based on an assessment of demographics achieved, relative market conditions and management of expenses.

If the Company terminates the Employment Agreement without cause prior to the expiration thereof, Mr. Rooke will be entitled to 12 months base salary, paid in a lump sum discounted to the present value, pro rata bonus through the date of termination, settlement of any award pursuant to the LTI Agreement and other benefits which may be required by law.

Prior to joining the Company, Mr. Rooke held various positions with Fox Entertainment and its affiliates.  Most recently, Mr. Rooke was Chief Financial Officer of Twentieth Television from 2007 to 2010.  Prior to that, he served as Vice President of Finance of MySpace.com and Fox Interactive Media from 2005 to 2007 and Vice President of Corporate Audit of Fox Entertainment Group from 2003 through 2005.  Prior to joining Fox Entertainment, Mr. Rooke served as Vice President of Finance and Controller at Warner Bros.

Under the Employment Agreement, Mr. Rooke may not compete with the Company during the term of his employment. Additionally, for the one-year period following his termination of employment for any reason, Mr. Rooke may not employ any person who is working for the Company as an officer, policymaker or in a high-level creative development or distribution position at the date of termination of Mr. Rooke’s employment.

Mr. Rooke does not have any family relationship with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)           A list of exhibits filed herewith is contained on the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	March 7, 2011	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 7, 2011